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                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

         This First Amendment to Senior Executive Employment Agreement, dated as of July 17, 2000 (the "Amendment"), hereby amends the Senior Executive Employment Agreement, dated as of July 17, 2000 (the "Agreement") between PacifiCare Health Systems, Inc., a Delaware Corporation, and Howard G. Phanstiel, an individual ("Executive"), as follows:

         1. Amendment to the Agreement. The Agreement is amended by adding a new
Section 7.7 as follows:

                  7.7 Membership on Other Boards. Executive, with the permission and knowledge of the Company's Chief Executive Officer, may serve on the Board of Directors of Wedbush Morgan Securities and on the "Advisory Board" of XYZ Auto Corporation during the course of his Contract with the Company, as long as such service does not interrupt Executive in the performance of his duties as the full-time Executive Vice President, Chief Financial Officer of the Company. From time to time, Executive may serve on additional Boards with the approval of the Company's Chief Executive Officer.

         2 Limitation of Amendments. Except as expressly provided herein, no terms or provisions of any agreement or instrument are modified or changed by this Amendment and the terms and provisions of the Agreement, as amended by this Amendment, shall continue in full force and effect, and are incorporated herein by this reference.

         3. Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with, and governed by California law.

         4. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

         5. Duplicate Originals; Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         6. Waivers and Amendments. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         7. Section Headings. The titles of the sections hereof appear as a matter of convenience only, and do not constitute a part of this Agreement and shall not affect the construction hereof.


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         8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


The Company:                                PACIFICARE HEALTH SYSTEMS, INC.,
                                            A Delaware corporation


                                            /s/ ROBERT W. O'LEARY
                                            ------------------------------------
                                            By: Robert W. O'Leary
                                            Title: President and Chief Executive
                                                   Officer


                                            /s/ HOWARD G. PHANSTIEL
Executive:                                  ------------------------------------
                                            Howard G. Phanstiel



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